UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10 and 11, 2022, CDW Corporation (the “Company”) entered into Compensation Protection Agreements with Christine A. Leahy, Albert J. Miralles, Sona Chawla, Christina M. Corley, and Elizabeth H. Connelly (each, a “Named Executive Officer”), effective as of January 1, 2023, which replaced and are substantially similar to the Compensation Protection Agreements previously in effect, which were scheduled to expire on January 1, 2023. Under each Compensation Protection Agreement, the Named Executive Officer is entitled to severance benefits upon a qualifying termination of employment with the Company and its subsidiaries, subject to the Named Executive Officer’s compliance with certain restrictive covenants, including covenants relating to non-competition.

Such Compensation Protection Agreements were replaced to extend the expiration date of each such agreement by three years — from January 1, 2023 to January 1, 2026 — and to make certain other administrative changes.

The foregoing is only a summary of the modified terms of the Compensation Protection Agreements and does not purport to be complete, and is qualified in its entirety by reference to the form of Compensation Protection Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Compensation Protection Agreement (effective on and after January 1, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: November 14, 2022	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Senior Vice President, General Counsel & Corporate Secretary